EXHIBIT 99.1

ADP Reports Second Quarter Fiscal 2012 Results; Updates Fiscal 2012 Guidance

Revenues Rise 7%, 6% Organic;

EPS up 23%, up 10% Excluding Current Quarter Gain on Sale of Assets

ROSELAND, N.J., Jan. 25, 2012 (GLOBE NEWSWIRE) -- Automatic Data Processing, Inc. (Nasdaq:ADP) reported revenue growth of 7%, 6% organic, to $2.6 billion for the second fiscal quarter ended December 31, 2011, Carlos A. Rodriguez, president and chief executive officer, announced today. Pretax earnings and net earnings increased 20% and 21%, respectively, and included a pretax gain of $66 million, $41 million after tax, on the sale of assets related to rights and obligations to resell a third-party expense management platform. Diluted earnings per share of $0.76 increased 23% from $0.62 a year ago on fewer shares outstanding, including $0.08 per share related to the gain on the sale. Excluding this gain, pretax earnings and net earnings increased 6% and 8%, respectively, and diluted earnings per share of $0.68 increased 10%. ADP acquired 6.3 million shares of its stock for treasury at a cost of about $305 million fiscal year-to-date. Cash and marketable securities were $1.5 billion at December 31, 2011.

Second Quarter Discussion

Commenting on the results, Mr. Rodriguez said, "ADP's results were solid for the second quarter. I am particularly pleased with our sales execution that drove strong new business sales growth for Employer Services and PEO Services for the quarter. As anticipated, ADP's year-over-year pretax margin comparison continued to be negatively impacted by the decline in high-margin client interest revenues resulting from lower interest rates, and the impact of recent acquisitions. New business sales for Dealer Services were also strong and better than anticipated during the quarter.

Employer Services

"Employer Services' revenues grew 7% for the second quarter, 5% organically, compared to last year's second quarter. The number of employees on our clients' payrolls in the United States increased 2.8% for the quarter as measured on a same-store-sales basis for our clients on our AutoPay platform. Worldwide client retention remained at excellent levels, but declined 0.2 percentage points fiscal year-to-date through December 31, 2011 compared to the same period a year ago. Employer Services' pretax margin declined 120 basis points for the quarter, primarily due to a drag of about 80 basis points from acquisitions. Additionally, pretax margin was pressured by higher sales and implementation expense, as well as investments in service and product innovation.

"Combined Employer Services and PEO Services worldwide new business sales increased 14% for the quarter. New business sales represent annualized recurring revenues anticipated from new orders.

PEO Services

"PEO Services' revenues increased 16% for the second quarter, all organic, compared to last year's second quarter.  PEO Services' pretax margin improved 20 basis points for the quarter. Average worksite employees paid by PEO Services increased 13% for the quarter to approximately 251,000.

Dealer Services

"Dealer Services' revenues grew 7% for the second quarter, all organic, compared to last year's second quarter. Dealer Services' pretax margin improved 220 basis points for the quarter due in large part to easier year-over-year comparisons as well as a favorable grow-over impact of last year's acquisition-related costs of 70 basis points.

Interest on Funds Held for Clients

"The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

"For the second quarter, interest on funds held for clients declined $11.1 million, or 9%, from $129.0 million a year ago to $117.9 million, due to a decline of 50 basis points in the average interest yield to 3.0%, partially offset by an increase of 6% in average client funds balances from $14.7 billion to $15.6 billion.

Fiscal 2012 Forecast

"We moved into the second half of fiscal 2012 with solid performance and good key business metrics in a somewhat mixed economic environment. We anticipate that continued low interest rates will further pressure margins and earnings throughout the remainder of the fiscal year. Our forecasts have been updated as noted below and exclude the gain realized in the second quarter on the sale of assets, and reflect the related lost revenue and earnings streams for the remainder of the year:

  Total revenues – continue to anticipate 7% to 9% growth
  We continue to anticipate that the impact from foreign exchange rates will become unfavorable during the second half of the year and will be about neutral for the full year
  Diluted earnings per share – we anticipate an increase of 8% to 9% from $2.52 earnings per share in fiscal 2011, compared with our prior forecasted range of an 8% to 10% increase. Our updated forecast reflects $0.02 lost earnings per share for the remainder of the year from the sale of assets
  Employer Services – continue to anticipate revenue growth of about 7% with up to 30 basis points expansion in pretax margin compared to our prior forecast of about 50 basis points expansion; updated pretax margin expansion includes higher sales expense from the increased sales growth forecast, slightly lower than anticipated growth in average client funds balances as discussed below, lost earnings from the sale of assets discussed above, and the impact of acquisitions closed since our last update
  Pays per control – up about 2.5% for the year compared with our prior estimate of up about 2%
  PEO Services – continue to anticipate revenue growth of about 17% with slight improvement in pretax margin compared to our prior forecast for flat margins
  Employer Services and PEO Services new business sales – we anticipate about 12% growth compared to $1.1 billion sold in fiscal 2011; this is up from our prior forecast of 8% to 10% growth
  Dealer Services – we anticipate revenue growth of 9% to 10%, up from our prior forecast of 8% to 9% growth due to additional revenues from the acquisition closed in the second quarter; about 3 percentage points of revenue growth is expected to result from current year acquisitions and the full-year effect of last year's acquisitions; we anticipate pretax margin expansion of at least 50 basis points compared to our prior forecast of about 50 basis points.

"Interest on funds held for clients is expected to decline $45 to $55 million, or 8% to 10%, from $540.1 million in fiscal 2011, and is based on 6% to 7% anticipated growth in average client funds balances. This is updated from our previously forecasted decline of $40 to $50 million, or 7% to 9%, which was based on 7% to 8% growth in average client funds balances. Our forecast continues to anticipate a decline of 40 to 50 basis points in the expected average interest yield to 2.7% to 2.8%. The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of January 23, 2012. The Fed Funds futures contracts do not anticipate any changes during the fiscal year in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of January 23, 2012 were used to forecast new purchase rates for the client extended and client long portfolios, respectively.

"I am pleased with the strength in our key business metrics and with our solid execution. Our business model is strong and we are focused on enhancing our market leadership position by continuing to invest in product innovation, as well as our distribution and service capabilities. I am confident in our ability to achieve our fiscal 2012 forecast and am optimistic about ADP's growth opportunities," Mr. Rodriguez concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2010, 2011, and 2012 have been updated for the second quarter of fiscal 2012 and posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.ADP.com under Reportable Segments Financial Data.

An analyst conference call will be held today, Wednesday, January 25 at 8:30 a.m. EST.  A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page, www.ADP.com, or ADP's Investor Relations home page, http://www.investquest.com/iq/a/adp/index.htm, and click on the webcast icon.  Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system 10 minutes prior to the webcast. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

Automatic Data Processing, Inc. (Nasdaq:ADP), with about $10 billion in revenues and approximately 570,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging over 60 years of experience, ADP offers a wide range of human resource, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2011	2011
Assets
Cash and cash equivalents/Short-term
marketable securities	$ 1,355.2	$ 1,425.7
Other current assets	2,022.4	2,022.2
Total current assets before funds held for clients	3,377.6	3,447.9

Funds held for clients	23,349.5	25,135.6
Total current assets	26,727.1	28,583.5

Long-term marketable securities	98.7	98.0
Property, plant and equipment, net	707.9	716.2
Other non-current assets	4,950.7	4,840.6
Total assets	$ 32,484.4	$ 34,238.3

Liabilities and Stockholders' Equity
Other current liabilities	2,107.3	2,195.7
Client funds obligations	22,690.2	24,591.1
Total current liabilities	24,797.5	26,786.8

Long-term debt	25.5	34.2
Other non-current liabilities	1,479.0	1,406.9
Total liabilities	26,302.0	28,227.9

Total stockholders' equity	6,182.4	6,010.4
Total liabilities and stockholders' equity	$ 32,484.4	$ 34,238.3

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Revenues, other than interest on funds
held for clients and PEO revenues	$ 2,054.0	$ 1,921.0	$ 4,056.7	$ 3,684.8
Interest on funds held for clients	117.9	129.0	239.8	255.8
PEO revenues (A)	411.1	355.7	809.0	694.6
Total revenues	2,583.0	2,405.7	5,105.5	4,635.2

Expenses:
Costs of revenues:
Operating expenses	1,307.7	1,173.6	2,600.3	2,290.3
Systems development & programming costs	149.1	142.1	298.8	277.0
Depreciation & amortization	63.1	64.6	126.9	124.9
Total costs of revenues	1,519.9	1,380.3	3,026.0	2,692.2

Selling, general & administrative expenses	577.5	570.1	1,166.7	1,085.7
Interest expense	2.1	2.8	4.2	5.6
Total expenses	2,099.5	1,953.2	4,196.9	3,783.5

Other income, net (B)	(96.2)	(32.1)	(130.4)	(69.3)

Earnings before income taxes	579.7	484.6	1,039.0	921.0

Provision for income taxes	204.7	174.5	361.3	332.4

Net earnings	$ 375.0	$ 310.1	$ 677.7	$ 588.6

Basic earnings per share	$ 0.77	$ 0.63	$ 1.39	$ 1.20

Diluted earnings per share	$ 0.76	$ 0.62	$ 1.38	$ 1.19

Dividends declared per common share	$ 0.3950	$ 0.3600	$ 0.7550	$ 0.7000

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $4,810.4 and $4,231.3 for the three months ended December 31, 2011 and 2010, respectively, and $8,745.7 and $7,582.7 for the six months ended December 31, 2011 and 2010, respectively.
(B) Includes a gain of $66.0 in the three and six months ended December 31, 2011 on the sale of assets related to rights and obligations to resell a third-party expense management platform.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2011	2010	Change	% Change
Revenues (A)
Employer Services	$ 1,827.1	$ 1,707.2	$ 119.9	7%
PEO Services	413.8	358.2	55.6	16%
Dealer Services	412.6	386.0	26.6	7%
Other	(70.5)	(45.7)	(24.8)	(54)%
	$ 2,583.0	$ 2,405.7	$ 177.3	7%
Pre-tax earnings from continuing operations (A)
Employer Services	$ 447.0	$ 438.0	$ 9.0	2%
PEO Services	42.4	35.9	6.5	18%
Dealer Services	70.5	57.5	13.0	23%
Other (B)	19.8	(46.8)	66.6	n/m
	$ 579.7	$ 484.6	$ 95.1	20%
Pre-tax margin (A)
Employer Services	24.5%	25.7%	(1.2)%
PEO Services	10.2%	10.0%	0.2%
Dealer Services	17.1%	14.9%	2.2%
Other	n/m	n/m	n/m
	22.4%	20.1%	2.3%

	Six Months Ended
	December 31,
	2011	2010	Change	% Change
Revenues (A)
Employer Services	$ 3,577.5	$ 3,306.5	$ 271.0	8%
PEO Services	814.4	699.5	114.9	16%
Dealer Services	820.4	732.2	88.2	12%
Other	(106.8)	(103.0)	(3.8)	(4)%
	$ 5,105.5	$ 4,635.2	$ 470.3	10%
Pre-tax earnings from continuing operations (A)
Employer Services	$ 857.0	$ 820.4	$ 36.6	4%
PEO Services	78.9	64.0	14.9	23%
Dealer Services	133.6	107.2	26.4	25%
Other (B)	(30.5)	(70.6)	40.1	57%
	$ 1,039.0	$ 921.0	$ 118.0	13%
Pre-tax margin (A)
Employer Services	24.0%	24.8%	(0.9)%
PEO Services	9.7%	9.1%	0.5%
Dealer Services	16.3%	14.6%	1.6%
Other	n/m	n/m	n/m
	20.4%	19.9%	0.5%

(A) Prior year's segment results were adjusted to reflect fiscal year 2012 budgeted foreign exchange rates.
(B) Includes a gain of $66.0 in the three and six months ended December 31, 2011 on the sale of assets related to rights and obligations to resell a third-party expense management platform.
n/m - not meaningful

	Three Months Ended
	December 31,		Change in other
	2011	2010	income, net
Components of other income, net:
Interest income on corporate funds	$ (27.2)	$ (27.9)	$ (0.7)
Realized gains on available-for-sale securities	(14.8)	(5.4)	9.4
Realized losses on available-for-sale securities	6.6	1.8	(4.8)
Impairment losses on available-for-sale securities	5.8	--	(5.8)
Gain on sale of assets	(66.0)	--	66.0
Other, net	(0.6)	(0.6)	--
Total other income, net	$ (96.2)	$ (32.1)	$ 64.1

	Six Months Ended
	December 31,		Change in other
	2011	2010	income, net
Components of other income, net:
Interest income on corporate funds	$ (56.8)	$ (58.7)	$ (1.9)
Realized gains on available-for-sale securities	(19.1)	(17.6)	1.5
Realized losses on available-for-sale securities	6.9	2.2	(4.7)
Impairment losses on available-for-sale securities	5.8	--	(5.8)
Impairment losses on assets held for sale	--	8.6	8.6
Gain on disposal of intangible assets	(66.0)	--	66.0
Gain on sale of assets	--	(1.8)	(1.8)
Other, net	(1.2)	(2.0)	(0.8)
Total other income, net	$ (130.4)	$ (69.3)	$ 61.1

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended
	December 31,
	2011	2010	Change	% Change
Earnings per share information:
Net earnings	$ 375.0	$ 310.1	$ 64.9	21%
Basic weighted average shares outstanding	486.7	492.0	(5.3)	(1)%
Basic earnings per share	$ 0.77	$ 0.63	$ 0.14	22%

Net earnings	$ 375.0	$ 310.1	$ 64.9	21%
Diluted weighted average shares outstanding	492.4	496.9	(4.5)	1%
Diluted earnings per share	$ 0.76	$ 0.62	$ 0.14	23%

	Six Months Ended
	December 31,
	2011	2010	Change	% Change
Earnings per share information:
Net earnings	$ 677.7	$ 588.6	$ 89.1	15%
Basic weighted average shares outstanding	487.3	491.7	(4.4)	(1)%
Basic earnings per share	$ 1.39	$ 1.20	$ 0.19	16%

Net earnings	$ 677.7	$ 588.6	$ 89.1	15%
Diluted weighted average shares outstanding	492.8	495.9	(3.1)	(1)%
Diluted earnings per share	$ 1.38	$ 1.19	$ 0.19	16%

	Three Months Ended
	December 31,
	2011	2010
Key Statistics:
Internal revenue growth:
Employer Services	5%	5%
PEO Services	16%	15%
Dealer Services	7%	4%

Employer Services:
Change in pays per control - AutoPay product	2.8%	2.4%
Change in client revenue retention percentage - worldwide	(0.5) pts	0.8 pts
Employer Services/PEO new business sales growth - worldwide	14%	16%

PEO Services:
Paid PEO worksite employees at end of period	253,000	224,000
Average paid PEO worksite employees during the period	251,000	221,000

	Six Months Ended
	December 31,
	2011	2010
Key Statistics:
Internal revenue growth:
Employer Services	6%	5%
PEO Services	16%	15%
Dealer Services	6%	2%

Employer Services:
Change in pays per control - AutoPay product	2.8%	2.1%
Change in client revenue retention percentage - worldwide	(0.2) pts	1.2 pts
Employer Services/PEO new business sales growth - worldwide	11%	8%

PEO Services:
Paid PEO worksite employees at end of period	253,000	224,000
Average paid PEO worksite employees during the period	247,000	218,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2011	2010	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.1	$ 0.1	11%
Corporate extended	3.6	2.9	0.7	23%
Total corporate	4.8	4.0	0.8	20%
Funds held for clients	15.6	14.7	0.9	6%
Total	$ 20.4	$ 18.7	$ 1.7	9%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.9%	1.0%
Corporate extended	2.6%	3.3%
Total corporate	2.2%	2.8%
Funds held for clients	3.0%	3.5%
Total	2.8%	3.4%

Net unrealized gain position at end of period	$ 685.1	$ 557.9

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.3	$ 2.4
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.5
	$ 3.6	$ 2.9

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.7%	0.5%

Interest on funds held for clients	$ 117.9	$ 129.0	$ (11.1)	(9)%
Corporate extended interest income (C)	23.5	24.6	(1.1)	(4)%
Corporate interest expense-short-term financing (C)	(1.4)	(2.1)	0.7	35%
	$ 140.0	$ 151.5	$ (11.5)	(8)%

	Six Months Ended
	December 31,
	2011	2010	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.3	$ 0.0	3%
Corporate extended	3.5	2.9	0.7	24%
Total corporate	4.9	4.1	0.7	18%
Funds held for clients	15.4	14.2	1.1	8%
Total	$ 20.2	$ 18.4	$ 1.9	10%

Average interest rates earned exclusive of
realized losses (gains) on:
Corporate, other than corporate extended	0.9%	1.0%
Corporate extended	2.8%	3.6%
Total corporate	2.3%	2.8%
Funds held for clients	3.1%	3.6%
Total	2.9%	3.4%

Net unrealized gain position at end of period	$ 685.1	$ 557.9

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.2	$ 2.3
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.6
	$ 3.5	$ 2.9

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.3%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.4%

Interest on funds held for clients	$ 239.8	$ 255.8	$ (16.0)	(6)%
Corporate extended interest income (C)	49.1	51.9	(2.8)	(5)%
Corporate interest expense-short-term financing (C)	(2.8)	(4.1)	1.3	32%
	$ 286.0	$ 303.6	$ (17.6)	(6)%

(C) While "Corporate extended interest income" and "Corporate interest expense -short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)

	Three Months Ended
	December 31,
	2011	2010

Corporate extended interest income	$ 23.5	$ 24.6
All other interest income	3.7	3.3
Total interest income on corporate funds	$ 27.2	$ 27.9

Corporate interest expense - short-term financing	$ 1.4	$ 2.1
All other interest expense	0.7	0.7
Total interest expense	$ 2.1	$ 2.8

	Six Months Ended
	December 31,
	2011	2010

Corporate extended interest income	$ 49.1	$ 51.9
All other interest income	7.7	6.8
Total interest income on corporate funds	$ 56.8	$ 58.7

Corporate interest expense - short-term financing	$ 2.8	$ 4.1
All other interest expense	1.4	1.5
Total interest expense	$ 4.2	$ 5.6

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the three and six months ended December 31, 2011 to adjusted results that exclude the sale of assets related to rights and obligations to resell a third-party expense management platform. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings and adjusted diluted EPS are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, earnings and diluted EPS and they may not be comparable to similarly titled measures employed by other companies.

Three months ended December 31, 2011
	Earnings before income taxes	Provision for income taxes	Net earnings	Diluted EPS

As Reported	$ 579.7	$ 204.7	$ 375.0	$ 0.76

Less Adjustments:
Gain on sale of assets	66.0	24.8	41.2	0.08

As Adjusted	$ 513.7	$ 179.9	$ 333.8	$ 0.68

Six months ended December 31, 2011
	Earnings before income taxes	Provision for income taxes	Net earnings	Diluted EPS

As Reported	$ 1,039.0	$ 361.3	$ 677.7	$ 1.38

Less Adjustments:
Gain on sale of assets	66.0	24.8	41.2	0.08

As Adjusted	$ 973.0	$ 336.5	$ 636.5	$ 1.29

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 should be considered in evaluating any forward-looking statements contained herein.

CONTACT: Automatic Data Processing, Inc.
         ADP Investor Relations
         Elena Charles, 973.974.4077
         Debbie Morris, 973.974.7821